UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2007
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in Company)	0-26001 (Commission File Number)	22-3640393 (IRS Employer Identification No.)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Items 1, 2, 3, 4, 5, 6, 7, 9. Not Applicable
Item 8. Other Events
SIGNATURE

Items 1, 2, 3, 4, 5, 6, 7, 9. Not Applicable.
Item 8. Other Events.
On July 25, 2007, Hudson City Bancorp, Inc. announced it received approval from its Board of Directors to repurchase up to 51,400,000 shares, or approximately 10%, of its common stock outstanding as of July 24, 2007. This is the eighth stock repurchase program approved by the Board. There are 15.8 million shares remaining to be repurchased under the current stock repurchase program. The repurchased shares are expected to be held as treasury stock for general corporate use.
The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
By:	/s/ James C. Kranz
James C. Kranz
Senior Vice President and Chief Financial Officer

Dated: July 25, 2007

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